UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 22, 2018 via live webcast at www.virtualshareholdermeeting.com/SAVE2018. Of the 68,248,668 shares of voting common stock outstanding as of March 26, 2018, the record date, 63,882,825 shares, or approximately 93.6%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting, each of which is described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2018.

Proposal 1 - Election of Directors
The following three (3) Class I directors were elected to serve for three-year terms until the 2021 annual meeting of stockholders or until their respective successors are elected and qualified.

Name	Votes For	Against	Votes Withheld	Broker Non-Votes
Robert D. Johnson	56,758,082	—	781,185	6,343,558
Barclay G. Jones III	55,884,180	—	1,655,087	6,343,558
Dawn M. Zier	49,935,435	—	7,585,832	6,343,558

Proposal 2 -- Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain	Broker Non-Votes
62,987,110	702,842	192,873	—

Proposal 3 - Approval on a non-binding, advisory basis, of the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
56,898,700	605,151	35,416	6,343,558

Proposal 4 - Approval on a non-binding, advisory basis, of the frequency of future advisory votes on the compensation of the Company's named executive officers.

Stockholders were given the option of voting for every one, two or three years, or abstaining. The largest number of stockholders voted for "one year," as highlighted below.

For 1 Year	For 2 Years	For 3 Years	Abstain	Broker Non-Votes
55,501,606	1,583,282	423,610	30,769	6,343,558

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 24, 2018

SPIRIT AIRLINES, INC.
By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel